2017 Earnings Call Supplement Q4 Exhibit 99.1

This presentation may include forward-looking statements, both with respect to Argo Group and its industry, that reflect our current views with respect to future events and financial performance. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “aim,” “project,” “anticipate,” “seek,” “will,” “likely,” “assume,” “estimate,” “may,” “continue,” “guidance,” “objective,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track,” and similar expressions of a future or forward-looking nature. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Argo Group’s control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets;5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) our ability to implement our business strategy; 7) adequacy of our loss reserves; 8) continued availability of capital and finance; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures, and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates, and foreign currency exchange rates); 14) the integration of businesses we may acquire or new business ventures we may start; 15) the effect on our investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management’s response to any of the aforementioned factors. In addition, any estimates relating to loss events involve the exercise of considerable judgments and reflect a combination of ground-up evaluations, information available to date from brokers and pedants, market intelligence, initial tentative loss reports, and other sources. The actuarial range of reserves and management’s best estimate is based on our then-current state of knowledge including explicit and implicit assumptions relating to the pattern of claim development, the expected ultimate settlement amount, inflation and dependencies between lines of business. Our internal capital model is used to consider the distribution for reserving risk around this best estimate and predict the potential range of outcomes. However, due to the complexity of factors contributing to the losses and preliminary nature of the information used to prepare these estimates, there can be no assurance that Argo Group’s ultimate losses will remain within the stated amount. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Argo Group on file with or furnished to the U.S. Securities and Exchange Commissions (“SEC”). Any forward-looking statements made in this presentation are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Argo Group will be realized, or even if substantially realized, that they will have the expected consequences to. or effects on, Argo Group or its business or operations. Except as required by law, Argo Group undertakes no obligation to update publicly or revise forward-looking statements, whether as a result of new information, future developments or otherwise. Forward-Looking Statements

4Q 2017 Operating Results All data in millions except for per share data and ratio calculations. Op income calculated using an assumed tax rate of 20%. Share count adjusted for June 2016 stock dividend Includes all acquisition, G&A and corporate expenses

2017 Peer CAT Losses Summary Note: Peers shown include relevant companies that have reported 2017 full year results Argo Pro Forma: represents 2018’s single coordinated reinsurance program – inwards and outward – which significantly reduces volatility Resulting losses reduced from $126M to $81M on a pro forma basis

Capital Management * (Underwriting Margin + Return on Invested Assets)=Shareholder Value Maximize Shareholder Value Creation Through Growth in Book Value per Share 9.4% CAGR including dividends over last 15 years Strategy Aligned Toward Shareholder Value Sustainable competitive advantages Successfully operating in niche markets Underwriting expertise with a focus on risk selection Superior customer service across platforms History of product innovation Industry-leading digital transformation Profitable organic and strategic growth Profitable through underwriting cycles 7.1 point improvement in loss ratio from 2012 to 2016 Talented underwriting teams with proven track record Disciplined M&A strategy Deep, tenured and experienced management team Senior leadership team has an averages more than 10 years at Argo and over 26 years of industry experience CEO is the largest individual shareholder, with 3.25% beneficial ownership Compensation structure for underwriters aligned with loss ratio performance Capital management a key driver in value creation Practice total return investment strategies Strong track record of returning capital to shareholders

Active Capital Management Through share repurchases and dividends, Argo has returned nearly $574 million of capital to shareholders from 2010 through 2017 Management has prudently repurchased shares at a meaningful discount to book value Repurchases have exceeded the amount of shares issued in PXRE transaction (8.2 million1 shares were issued at 1.35x book value) Transactions have been accretive to book value Note: Not adjusted for June 2013 or March 2015 stock dividend. Calculated as difference between Q2 2007 and Q3 2007 shares outstanding

Superior Loss Ratios Compared to Peers Continued focus on cycle management and underwriting discipline has provided Argo Group with best in class loss ratios Argo Group Peer Median Source: SNL Financial. Note: Argo 2017 loss ratio includes 8.1% CAT losses. Peer Group consists of: Alleghany (Q3’17), American Financial, AmTrust (Q3’17), Arch Capital, Aspen, Axis, Baldwin & Lyons (Q3’17), Global Indemnity (Q3’17), Hallmark (Q3’17), Hanover, James River (Q3’17), Markel, Navigators (Q3’17), RLI, Selective, Validus and W.R. Berkley.

Long-Term Favorable Reserve Development $392(1) million of cumulative favorable development since 2005 reflects Argo Group’s prudent reserving philosophy (1) (1) Excludes Q1 adverse development of $4.5 million from the Ogden rate change and $4.9 million from late reported Hurricane Matthew claims

Balanced Investment Strategy Duration includes cash & equivalents Book yield is pre-tax & includes all fixed maturities $3.3B in fixed maturities, $0.5B in short term & cash Portfolio Characteristics Asset Allocation Total: $5.0B Fixed Maturities by Type Total: $3.9B(3) Capital Appreciation Portfolio by Class Total: $1.1B Duration of 2.3 years(1) Average rating of ‘A1/A+’ Book yield of 2.6%(2) Total Return on Average Investments 5.4% or a dollar return of $243.4 million Alternatives Short Term & Cash Core Debt High Yield Debt Equities State / Municipal Structured Government Short Term & Cash Corporate Emerging Market Debt Core Equity Small Cap Global Equity Non IG Debt Private Equity Alternatives Real Assets

Differentiated Approach to Digital Innovation Through iterative tech product development, investments and partnerships, we leverage advancements in digital technology to enhance customer intimacy, increase automation, improve risk selection and enter new markets. How we are organized Cross-functional product squads, each focused on solving a particular user-focused pain point Squads are comprised of product owners, engineers, data scientists, and designers Early-stage investment team with investing, operating, and industry expertise How we work Hypothesis-driven, iterative approach to building digital products Prioritize opportunities that can generate 2x-10x return on invested capital Decisions grounded in a bottom-up, internally developed thesis on how technology will impact the commercial insurance ecosystem Partner with and invest in external ventures that can further enable our Digital approach What we aim to achieve Leverage new data sources, machine learning, and predictive analytics to enable faster and smarter underwriting More efficiently, with regards to both time and cost, connect to distribution partners digitally Automate internal processes and workflows Explore emerging tech-enabled categories

ARGO GROUP

2017 Digital Transformation Outcomes

Transform Core Business

- Processed over **$1B GWP** through our newly implemented flagship policy admin system
- Developed a product for immediate pricing on Owners Interest Casualty policies, helping policies bound in that business grow 16% YOY to start
- Launched **Argo Risk Tech**, a custom, sensor-based technology that allows retail merchants to manage risk through reduction in on-premises accidents
- Partnered with a startup cybersecurity MGA, for our cyber book
- Built a **data platform** for the retrieval, processing, and machine learning on proprietary and external data sources
- Invested in a business that uses **machine learning** to automate data entry with an initial use case for streamlining policy submissions
- Employed robotic process automation **(RPA)** across multiple use cases


~30%
~10%
~60%

Explore Adjacencies

- Built a self-serve **digital portal** driving engagement with Argo's brokers and insureds
- Scaled **Protector**, our in-house digital platform in Brazil, to handle **BRL 50.2M in GWP**
- Invested in a startup helping brokers focus on risk advisory through custom built digital tools and automation of back-office tasks

Disrupt Traditional Insurance

- Incubated a startup focused on enabling stronger membership engagement for affinity groups and associations - 33 clients signed up in 1 year representing **~500K users**
- Invested in the largest payment processor of **cryptocurrencies** as a way to explore **blockchain** and insurance applications in the space

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